UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2008 Annual Meeting of Shareholders of Cohen & Steers, Inc. (the “Company”) held on May 9, 2008, the Company’s shareholders approved the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”), which was amended to increase the number of shares of common stock with respect to which awards may be granted under the plan by 4,500,000 shares. At the Annual Meeting, the Company’s shareholders also approved the Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan (the “Annual Incentive Plan”), which was amended to increase the maximum bonus payment a participant may receive for a performance period under the plan from $5,000,000 to $10,000,000.

A more detailed description of the terms of the Stock Incentive Plan and the Annual Incentive Plan can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2008. A copy of each of the Stock Incentive Plan and Annual Incentive Plan, as approved by the shareholders and adopted by the Company, is filed as Exhibit 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan

10.2	Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 15, 2008	By:	/s/ Salvatore Rappa
	Name:	Salvatore Rappa
	Title:	Senior Vice President